UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CONTANGO OIL & GAS COMPANY

111 E. 5TH STREET, SUITE 300

FORT WORTH, TEXAS 76102

(817) 529-0059

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 30, 2021

Dear Contango Stockholder:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Contango Oil & Gas Company. The Annual Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/MCF2021 on June 30, 2021, at 8:00 a.m., Central Daylight Time.

In light of the COVID-19 pandemic, and for the health and well-being of our stockholders, employees and directors, this year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/MCF2021, where you will be able to listen to the meeting live, submit questions, and vote. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person. Your vote is very important to us. Whether or not you plan to attend the Annual Meeting online, your shares should be represented and voted. Even if you plan to attend the Annual Meeting online, we recommend that you vote your shares prior to the Annual Meeting so that your vote will be counted if you later decide not to attend.

The Notice of Annual Meeting of Stockholders and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a brief update on the state of our business at the Annual Meeting and an opportunity for you to ask questions of our management. You may vote your shares before the Annual Meeting by submitting a proxy by Internet, by telephone, or, if you received paper copies of the proxy materials, by completing, signing, dating and returning the enclosed proxy card, and you may vote your shares online during the Annual Meeting. The proxy materials describe your voting options in more detail. Our report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2020, also are being made available to you along with our proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Contango’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Wilkie S. Colyer, Jr.

Chief Executive Officer

CONTANGO OIL & GAS COMPANY

111 E. 5TH STREET, SUITE 300

FORT WORTH, TEXAS 76102

(817) 529-0059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2021

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Contango Oil & Gas Company, a Texas corporation (the “Company”), will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/MCF2021 on June 30, 2021, at 8:00 a.m., Central Daylight Time, for the following purposes:

(1)	the election of the seven directors named in the proxy statement to our Board of Directors (the “Board”) until the 2022 Annual Meeting of Stockholders;

(2)	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(3)	the approval of, through an advisory vote, our named executive officer compensation; and

(4)	the transacting of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

In light of the COVID-19 pandemic, and for the health and well-being of our stockholders, employees and directors, this year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MCF2021. If you are a stockholder of record, to attend the Annual Meeting and vote your shares and submit questions during the meeting, you will need to have the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (“Notice”) or the proxy card which you received. If you are the beneficial owner of shares held in “street name.” and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting and vote your shares and submit questions during the meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting and vote their shares and submit questions during the meeting.

There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person. We intend to return to an in-person annual meeting format in 2022. Depending on developments relating to COVID-19, we may make alternative arrangements relating to the Annual Meeting, which could include changing the date and/or time of the meeting. We will announce any alternative arrangements for the Annual Meeting in a press release available at www.virtualshareholdermeeting.com/MCF2021 as promptly as practicable before the meeting.

Our Board has fixed the close of business on May 5, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote during the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote during the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at www.virtualshareholdermeeting.com/MCF2021 during the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting. Your vote is very important to us. Whether or not you plan to attend the Annual Meeting online, your shares should be represented and voted.

This notice and the proxy materials are being distributed and made available to our stockholders on or about May 18, 2021. You may vote your shares before the Annual Meeting by submitting a proxy by Internet, by telephone, or, if you received paper copies of the proxy materials, by completing, signing, dating and returning the proxy card, and you may vote your shares online during the Annual Meeting at www.virtualshareholdermeeting.com/MCF2021. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the proxy statement.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Charles L. McLawhorn, III
SVP, General Counsel & Corporate Secretary

Fort Worth, Texas

April 30, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 30, 2021

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2021 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2020 are available at www.proxyvote.com

CONTANGO OIL & GAS COMPANY

PROXY STATEMENT

CONTANGO OIL & GAS COMPANY

111 E. 5TH STREET, SUITE 300

FORT WORTH, TEXAS 76102

(817) 529-0059

PROXY STATEMENT

FOR

THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Unless the context requires otherwise, references in this proxy statement to “Contango,” “Company,” “we,” “us” and “our” are to Contango Oil & Gas Company, a Texas corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.04 per share (“Common Stock”).

Your proxy is solicited by the Board of Directors of Contango (our “Board”) to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 30, 2021, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/MCF2021. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/MCF2021, where you will be able to listen to the meeting live, submit questions, and vote. There will not be a physical meeting location.

This proxy statement is being distributed and made available to our stockholders on or about May 18, 2021.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How can I attend the Annual Meeting?

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting live online via webcast. You will be able to attend the Annual Meeting online, vote your shares and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MCF2021. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person. The webcast will start at 8:00 a.m., Central Daylight Time, on June 30, 2021. If you are a stockholder of record, to attend the Annual Meeting and vote your shares and submit questions during the meeting, you will need to have the 16-digit control number included in the Notice or the proxy card which you received. If you are the beneficial owner of shares held in “street name.” and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting and vote your shares and submit questions during the meeting using the 16-digit control number included on that instruction form or Notice. Otherwise, beneficial owners should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting and vote their shares and submit questions during the meeting. Online check-in will begin at 7:45 a.m., Central Daylight Time, on June 30, 2021, and you should allow ample time for the online check-in proceedings.

Why is the Annual Meeting a virtual, online meeting?

To support the health and well-being of our stockholders, employees and directors in light of the COVID-19 pandemic, our Annual Meeting will be a virtual meeting of stockholders where stockholders can participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. Depending on developments relating to COVID-19, we may make alternative arrangements relating to the Annual Meeting, which could include changing the date and/or time of the meeting. We will announce any alternative arrangements for the Annual Meeting in a press release available at https://ir.contango.com/press-releases as promptly as practicable before the meeting.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the website?

We encourage you to access the Annual Meeting at least 15 minutes prior to the start time to allow ample time to log in to the meeting and test your computer audio system. If you encounter any difficulties accessing the virtual meeting, please call technical support at the number provided on the Annual Meeting website.

How do I submit a question at the Annual Meeting?

If you wish to submit a question beginning at 7:45 a.m., Central Daylight Time on June 30, 2021, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/MCF2021, using a valid control number, as described under “How can I attend the Annual Meeting.” We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What is the purpose of the Annual Meeting?

During the Annual Meeting, our stockholders will act upon the matters outlined in the Notice and proxy statement, including (1) the election of the seven directors named herein to our Board, each for a term ending on the date of the 2022 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”), (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (this proposal is referred to as the “Ratification of Grant Thornton”), (3) an advisory vote to approve named executive officer compensation (this proposal is referred to as the “Compensation Advisory Vote”), and (4) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the proxy materials or Notice, as applicable, will be sent to stockholders who share an address, unless they have notified us or, if applicable, their bank or broker that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received one copy of the proxy materials or Notice this year and you would like to have additional copies of the proxy materials or Notice mailed to you, or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations Department, at 111 E. 5th Street, Suite 300, Fort Worth, Texas 76102, or call at (817) 529-0059. You may also contact us in the same manner if you received multiple copies of the proxy materials or Notice and would prefer to receive a single copy in the future. The proxy materials are also available at www.proxyvote.com.

If you own shares of stock through a bank, broker or other nominee, please notify that entity if you no longer wish to participate in householding and would prefer to receive a separate copy of these materials, or if you are receiving duplicate copies of these materials and wish to have householding apply.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the Notice or proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive and/or vote by Internet or telephone the shares represented by each Notice that you receive to ensure that all of your shares are voted at the Annual Meeting.

What is the Record Date and what does it mean?

The Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 5, 2021. The Record Date is established by our Board as required by Texas law. On the Record Date, we will have 199,273,482 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. Shares present virtually during the Annual Meeting which are registered as attending the meeting in accordance with the instructions provided will be considered shares of Common Stock represented in person at the meeting. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote online at the Annual Meeting?

Subject to the limitations set forth herein, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither our Amended and Restated Certificate of Formation (the “Certificate of Formation”), as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote your shares online while virtually attending the Annual Meeting.

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Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also able to virtually attend the Annual Meeting and vote your shares online.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet Before the Annual Meeting. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice or proxy card you received. Please have the Notice or proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 29, 2021.

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By Telephone. If you received the proxy materials in the mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have the control number on your proxy card in hand when you log onto the website. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 29, 2021.

•	By Mail. If you received the proxy materials in the mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

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By Internet While Virtually Attending the Annual Meeting. You will be able to vote your shares online during the meeting by visiting www.virtualshareholdermeeting.com/MCF2021. You will need your control number included on your Notice or proxy card in order to be able to vote during the Annual Meeting.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

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By Internet Before the Annual Meeting. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice or voting instruction form. Please have the control number on your Notice or voting instruction form in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 29, 2021. The availability of Internet voting may depend on the voting procedures of the organization that holds your shares.

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By Mail. If you received the proxy materials in the mail, you may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the reply envelope.

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By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

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By Internet While Virtually Attending the Annual Meeting. You will be able to vote your shares online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MCF2021. You will need the control number included on your Notice or voting instruction form or otherwise provided to you by your bank, broker or other nominee in order to be able to vote during the Annual Meeting. If you have any questions about your control number or how to obtain one, please contact the bank, broker or other nominee that holds your shares.

Can I revoke my proxy?

Yes. You can revoke your proxy at any time before it is exercised by:

•

submitting written notice of revocation to our Company, Attn: Corporate Secretary, 111 E. 5th Street, Suite 300, Fort Worth, Texas 76102, no later than June 29, 2021, if you are a stockholder of record;

•	submitting another vote via telephone or the Internet voting system, or by mailing a new proxy card or voting instruction form; or

•	voting online while virtually attending the Annual Meeting. Your virtual attendance at the Annual Meeting alone will not revoke your proxy.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting, or when stockholders mark their proxy to abstain from a vote on a particular proposal.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors) and Proposal 3 (The Compensation Advisory Vote). If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Grant Thornton) in the discretion of the record holder.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals presented.

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Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast in favor of or against the election of each nominee. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

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Proposal 2 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. We do not expect there to be any broker non-votes for Proposal 2.

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Proposal 3 (The Compensation Advisory Vote): Approval of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our Company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Executive Compensation,” which discusses how our executive compensation program is structured.

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Our Board has appointed Wilkie S. Colyer, Jr. and E. Joseph Grady as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	FOR the advisory vote to approve named executive officer compensation.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present additional proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. Our directors, officers and employees may solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2022 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2022 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD

General

The Company’s Certificate of Formation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held 13 meetings during 2020. During 2020, our directors attended 100% of the total number of meetings of our Board and committees on which that director served (during the period that such director served). Non-employee directors of the Board meet in executive session from time to time at the Board’s regularly scheduled meetings, without any management directors and any other members of the Company’s management who may otherwise be present. These executive sessions are led by the Chairman.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our 2020 Annual Meeting of Stockholders, all five of the then-serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE American exchange (“NYSE American”), a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Nominating Committee evaluated all relevant transactions and relationships between each director nominated for election at the Annual Meeting, or any of his or her family members, and our Company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that B.A. Berilgen, John C. Goff, Lon McCain, Janet Pasque Joseph J. Romano and Karen Simon are each an independent director, as that term is defined in the listing standards of the NYSE American. Mr. Goff is considered an independent director, per the bright line standards for independence under the NYSE American Rules, and therefore qualifies for consideration for membership on the Nominating Committee, but he does not meet the heightened standards of independence for consideration for membership on the Compensation or Audit Committees due to his beneficial ownership of approximately 24% of Company shares, through various partnerships he controls, combined with his business relationship with Mr. Colyer, who holds a minority interest in several partnerships that Mr. Goff controls. Mr. B. James Ford was also an independent director during his service on the Board.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee, and Nominating Committee. Our Board has determined that the Compensation Committee, Audit Committee and Nominating Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee was established to oversee and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. The Audit Committee consists of Messrs. McCain (Committee Chairman), Berilgen and Romano and Ms. Simon. Each member of our Audit Committee is considered “independent” as defined in the applicable rules of the NYSE American and the SEC, as “financially literate” and can read and understand financial statements, as required by Section 803B(2) of the NYSE American company guide. The Audit Committee met five times during 2020. Upon review by and recommendation of our Nominating Committee, our Board has determined that each of Mr. McCain and Ms. Simon was an “audit committee financial expert” as defined under applicable rules and regulations of the SEC. Our Audit Committee has adopted a charter, which is posted on our website www.contango.com under “Corporate—Charters for Board Committees.”

Compensation Committee

The responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on our website at www.contango.com under “Corporate—Charters for Board Committees,” include among other things, the responsibility to:

•	Periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	Review, recommend to the full Board for approval or approve, as applicable, the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	Periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees; and

•	Exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or other executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

From time to time the Compensation Committee engages the services of compensation consulting firms. With respect to the 2020 year, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an experienced compensation consulting firm with significant energy industry experience, to provide compensation-related services to the Compensation Committee. In selecting Meridian as its independent compensation consultant, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owns any shares of our common stock. Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Meridian does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian. Meridian reviewed the Company’s compensation against other comparable companies. Furthermore, the services that Meridian performed for the Compensation Committee with respect to the 2020 year are described in more detail below following the Summary Compensation Table.

The Compensation Committee also annually compares our executive compensation program to those of other companies within the oil and gas industry through the use of energy industry compensation surveys from Effective Compensation Inc. (“ECI”). ECI surveys are utilized as they are industry-specific and derive their data from direct contributions from a large number of participating companies. The ECI surveys compile data from many companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent. The surveys were used to compare our executive compensation program against companies (the “Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus and numbers of employees. The Compensation Committee regularly reviews and refines the Peer Group as appropriate. When we refer to “peers,” “Peer Group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time. Our 2020 peer group consisted of the following companies:

Amplify Energy Corp.	Lonestar Resources US Inc.
Bonanza Creek Energy, Inc.	Penn Virginia Corporation
Earthstone Energy, Inc.	PHX Minerals Inc. (formerly Panhandle Oil and Gas)
Goodrich Petroleum Corporation	Ring Energy, Inc.
HighPoint Resources Corporation	SilverBow Resources, Inc.
W&T Offshore, Inc.

The members of the Compensation Committee are Messrs. Romano (Committee Chairman), Berilgen and McCain and Ms. Pasque. Each member of the Compensation Committee was “independent” as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held one meeting during 2020.

Nominating Committee

The principal function of the Nominating Committee, which is discussed in detail in the “Nominating Committee Charter” that is posted on our website at www.contango.com under “Corporate—Charters for Board Committees,” is to oversee, identify, evaluation and select qualified candidates for election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment.

The Company is committed to diversity in its leadership and when considering candidates for election to the Board, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of industry knowledge, experience and expertise, experience and familiarity with accounting and finance, astute business judgement, and with a reputation for integrity. Additionally, as part of the search process for each new director, the Nominating Committee actively seeks out women and minority candidates to include in the pool from which Board nominees are chosen. The Nominating Committee reviews its effectiveness in this regard in connection with the annual Board evaluation, recognizes the value of having diverse backgrounds represented, and when determined to be an appropriate time to make changes or add directors to the Board, will give serious consideration to qualified candidates from diverse backgrounds. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. In 2021, the Board appointed two directors who self-identify as women.

The members of the Nominating Committee are Messrs. Berilgen (Committee Chairman), Goff, McCain and Romano and Mses. Pasque and Simon. Each member of the Nominating Committee during 2020 is “independent” as defined in the applicable rules of the NYSE American and the SEC. The Nominating Committee held one meeting during 2020.

In identifying prospective director candidates, the Nominating Committee may seek referrals from its members, management, stockholders and other sources. The Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2022 Annual Meeting.”

Code of Ethics

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.contango.com under “Corporate—Code of Business Conduct.” This code applies to the Company’s employees, officers and directors. If the Board grants any waivers from our code of ethics to any of our directors or executive officers, or if we amend our code of ethics, we will, if required, disclose these matters through our website within four business days of such waiver or amendment.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman and CEO are separated. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Colyer to focus on his role as CEO of the Company, while enabling Mr. Goff, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management. Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively. The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company. Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

Communications with our Board

Stockholders and other interested parties desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Contango Oil & Gas Company, 111 E. 5th Street, Suite 300, Fort Worth, Texas 76102. Our Chief Executive Officer or Chief Financial Officer reviews each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) for consideration should the communication fall within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of April 21, 2021, of each of our executive officers.

Name	Age	Position
Wilkie S. Colyer, Jr.	36	Chief Executive Officer and Director
W. Farley Dakan	45	President
E. Joseph Grady	68	Senior Vice President and Chief Financial Officer
Chad B. Roller	44	Senior Vice President and Chief Operating Officer
L. McLawhorn, III	44	Senior Vice President, General Counsel and Corporate Secretary

The following provides summary information regarding the experiences of our Chief Executive Officer, our President, our Senior Vice President and Chief Financial Officer, our Senior Vice President and Chief Operating Officer, and our Senior Vice President, General Counsel and Corporate Secretary.

Wilkie S. Colyer, Jr. Mr. Colyer’s biographical information may be found on page 25 of this proxy statement.

W. Farley Dakan Mr. Dakan was appointed President on July 6, 2020. Mr. Dakan previously served as Senior Vice President of Corporate Development of the Company since October 2019. Mr. Dakan has extensive experience in management, advisory and board roles with both private and public companies in a number of different industries. Immediately prior to joining Contango, Mr. Dakan was founder, Chairman and CEO of Will Energy Corporation from February 2018 through September 2019. For the four years prior to founding Will Energy Corporation, Mr. Dakan’s advisory and management roles were in support of clients such as Wells Fargo, Fortress Investment Group, Goldman Sachs, Credit Suisse and numerous other investment firms and corporations. Mr. Dakan was employed with Mackinac Partners, a private investment and advisory firm, from 2007 to 2018, where he served as managing partner from 2007 to 2016. Mr. Dakan also served as an independent director of Goodman Networks in 2017 and of Foundation Surgical Hospital from 2017 to 2019. Mr. Dakan began his career with a predecessor firm of Ernst & Young and graduated with a degree in finance from Baylor University.

E. Joseph Grady Mr. Grady was appointed Senior Vice President and Chief Financial Officer on October 1, 2013 following the closing of the merger with Crimson Exploration Inc. (“Crimson”) in 2013 (the “Crimson Merger”). Mr. Grady had previously served as Senior Vice President and Chief Financial Officer of Crimson from March 2005 until the closing of the Crimson Merger. Mr. Grady has over 45 years of financial, operational and administrative experience, including over 35 years in the oil and gas industry. Prior to joining Crimson, Mr. Grady was managing director of Vision Fund Advisors, Inc., a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001, and he held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady is a CPA and received a Bachelor of Science degree in Accounting from Louisiana State University.

Chad B. Roller Mr. Roller was appointed Senior Vice President – Chief Operating Officer of the Company on July 6, 2020. Prior to joining Contango, Mr. Roller most recently served as President and Chief Operating Officer of the general partner of Mid-Con Energy Partners, LP, a publicly held upstream master limited partnership, from January 2020 to July 2020, and July 2019 to July 2020, respectively. Previously, he served as Vice President of Development and Petroleum Engineer at Mid-Con Energy Operating from 2015 to 2019. Additional experience includes multiple roles at Royal Dutch Shell, including Advisor to the Chief Petroleum Engineer, Business Planner, Deepwater Exploration Support, and Petroleum Engineer. Mr. Roller received his PhD from Rice University and Master of Science and Bachelor of Science degrees from the University of Oklahoma.

Charles L. McLawhorn, III Mr. McLawhorn was appointed as Senior Vice President – General Counsel and Corporate Secretary of the Company on July 6, 2020. Prior to joining Contango, Mr. McLawhorn served as Vice President, General Counsel and Corporate Secretary of the general partner of Mid-Con Energy Partners, LP, a publicly held upstream master limited partnership, from March 2016 to June 2020. From August 2009 to March 2016, he held a series of positions of increasing responsibility at Samson Resources Corporation, a privately held oil and gas company, including Assistant General Counsel and Corporate Secretary. Earlier in his career, Mr. McLawhorn was in private practice with McAfee & Taft. Mr. McLawhorn received his Bachelor of Science degree from the University of Oklahoma and his Juris Doctor also from the University of Oklahoma.

Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

EXECUTIVE COMPENSATION

The following disclosures may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

We are currently considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers as of fiscal year end. We refer to such executive officers, as listed below, as our “named executive officers” for the year ended December 31, 2020.

Name	Principal Position in 2020
Wilkie S. Colyer, Jr.	Chief Executive Officer
W. Farley Dakan	President
E. Joseph Grady	Senior Vice President and Chief Financial Officer

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for 2019 and 2020, to the extent that such individuals were named executive officers for such year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Wilkie S. Colyer, Jr.	2020	300,000	4,900,000	472,500	16,697	5,689,197
Chief Executive Officer	2019	293,077	334,514	0	20,406	647,997
W. Farley Dakan	2020	250,000	4,165,000	393,750	13,930	4,822,680
President
E. Joseph Grady	2020	400,000	1,715,000	126,000	22,623	2,263,623
Senior Vice President and Chief Financial Officer	2019	390,769	88,701	0	19,950	499,420

(1)

This column reflects a combination of equity-based awards made during 2019 and 2020. For fiscal year 2020, the amounts reported in this column reflect the aggregate grant date fair value of all performance-based restricted stock units granted at target, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. The 2020 grant date fair value of performance-based restricted stock units granted in 2020 at maximum performance levels is as follows:

•	Wilkie S. Colyer, Jr.– $14,700,000.

•	W. Farley Dakan - $12,495,000.

•	E. Joseph Grady – $5,145,000.

(2)	The amounts included in this column represent the performance-based cash incentive bonuses awarded to our named executive officers for 2019 and 2020.

(3)	For 2020, the amounts included in this column are attributable as follows:

	Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Total ($)
Wilkie S. Colyer, Jr.	15,923	1,044	16,967
W. Farley Dakan	13,060	870	13,930
E. Joseph Grady	21,231	1,392	22,623

Narrative to Summary Compensation Table

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return. We strive to achieve a balance between cash and non-cash compensation similar to that of our peers and believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. The Compensation Committee from time to time adjusts and/or replaces objectives and assigns relative weights or rankings to the applicable factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board has final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer also typically plays an important role in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance goals, although the Compensation Committee or the Board, as applicable, has the final decision-making authority over compensation decisions. The Compensation Committee takes into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market-based adjustments to our named executive officers’ compensation.

The Compensation Committee also has the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board—Compensation Committee,” to review our compensation policies and programs to determine our competitiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees.

For 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”). Meridian assisted the Compensation Committee in 2020 with the following items: determining appropriate salary levels for the named executives, determining appropriate cash performance-based target bonuses, determining an appropriate peer group with respect to general 2020 compensation (listed below), creating a cash bonus structure for the 2020 year and providing guidance on 2020 equity-based incentive award levels and award design pursuant to our Third Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”).

To create our Peer Group we considered companies with similar revenue, reserves, production, market capitalization, enterprise value, region, capital expenditures, and the daily dollar value of stock trading. We also believe that we compete with these companies for executive talent:

Amplify Energy Corp.	Lonestar Resources US Inc.
Bonanza Creek Energy, Inc.	Penn Virginia Corporation
Earthstone Energy, Inc.	PHX Minerals Inc. (formerly Panhandle Oil and Gas)
Goodrich Petroleum Corporation	Ring Energy, Inc.
HighPoint Resources Corporation	SilverBow Resources, Inc.
W&T Offshore, Inc.

Elements of our Executive Compensation Program

Base Salary

The base salary levels for our named executive officers for 2020 were consistent with those set for 2019 as follows:

Mr. Colyer: $300,000

Mr. Dakan: $250,000

Mr. Grady: $400,000

Annual Cash Incentive Compensation

Our named executive officers are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our Company attaining pre-determined performance measures. The annual incentive plan is governed by the 2009 Plan. The Compensation Committee retains the flexibility to make certain adjustments to the final awards for all employees, including our named executive officers, within the overall parameters of the plan, to better recognize the impact of their general contributions to the Company’s success, individual strengths and the individual efforts that each individual officer exerted on our behalf during the fiscal year. The Compensation Committee does not have the authority to increase final bonus payments over the calculated amount under the performance-based cash incentive plan; however, the Compensation Committee and Board have the authority to award additional discretionary amounts in recognition of specific contributions unrelated to the targets set for the performance-based cash incentive awards.

The Compensation Committee annually approves the performance metrics and quantitative goals that make up the cash incentive bonus awards, typically within the first three months of the applicable calendar year. The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers, advice from retained experts, when deemed appropriate, and adjusted, as needed, in order to reflect our current structure and operations. Each year a threshold, target and maximum goal are set for each individual metric. For 2020, the performance goal categories for our named executive officers consisted of the following metrics and relative weightings:

Metric	Weighting
Lease Operating Costs	20%
Total Cash G&A	10%
Net Reserve Revisions (Onshore)	5%
Health, Safety and Environmental Performance	5%
Shareholder Return (both Relative and Absolute)	20%
Strategic Initiatives	40%

Strategic Initiatives in 2020 consisted of performance in areas of: fee for service segment growth, economic success of the offshore Iron Flea prospect, capital raises, liquidity improvement, our internal rate of return attributable to 2019 acquisitions and technical performance of those assets, and the Company’s success in consummating a strategic transaction with a liquidity enhancing profile and the potential for future value appreciation.

Target awards under the performance-based cash incentive program are set at certain percentages of the participant’s base salary. The potential bonus payments for threshold, target and maximum performance under the annual cash incentive plan for each named executive officer for 2020 were as follows:

Name	Threshold	Target	Maximum
Wilkie S. Colyer, Jr	100%	150%	200%
W. Farley Dakan	100%	150%	200%
E. Joseph Grady	50%	100%	150%

We satisfied each of the company performance metrics at the following levels for the 2020 year, as a percentage of target:

Metric	Weighted Percentage of Target Achieved
Lease Operating Costs	30.0 (maximum	% )
Total Cash G&A	0 (below threshold	% )
Net Reserve Revisions (Onshore)	7.5 (maximum	% )
Health, Safety and Environmental Performance	5 (target	% )
Shareholder Return (both Relative and Absolute)	12.8%
Strategic Initiatives	49.7 (above target	% )

This resulted in our named executive officers earning incentive awards at approximately 105% of target for the 2020 year. The performance-based cash incentive awards to each named executive officer for the 2020 year were calculated at $472,500 for Mr. Colyer, $393,750 for Mr. Dakan and $126,000 for Mr. Grady.

Long Term Equity Incentive Compensation

We have adopted a long-term equity award program under the 2009 Plan (the “LTIP”) pursuant to which each of our employees, including our named executive officers, is eligible to participate. The equity awards granted under the LTIP are intended to act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.

For 2020, the Board determined that the annual equity awards granted pursuant to the LTIP to each of our named executive officers should be granted only in performance-based restricted stock unit awards. The performance period for the 2020 performance-based restricted stock units is three years, and performance is measured based on our total shareholder return (“TSR”) as compared to the TSR performance of the 2020 peer group listed above.

At the end of the three-year period, the TSR for us and each peer company is ranked highest to lowest, with a relative percentile rank assigned to each company (the “MCF Percentile Rank”) and a further TSR-based multiplier is calculated that is dependent solely upon our annualized TSR performance (the “Annualized MCF TSR”). The applicable performance period payout percentage (as applied to target) is determined below by matching the Annualized MCF TSR with the calculated MCF Percentile Rank as follows (interpolated between percentile levels):

	MCF Percentile Rank
Annualized MCF TSR	<30th Percentile	50th Percentile	>90th Percentile
<0%	0%	50%	100%
0-14%	0%	100%	150%
15-24%	0%	150%	200%
25-39%	0%	175%	250%
>40%	0%	200%	300%

Time-based restricted stock and performance-based restricted stock unit awards granted to the applicable named executive officers were still outstanding at the end of the 2020 year, therefore they are reflected in the Outstanding Equity Awards at 2020 Year End table below.

Performance-based restricted stock unit awards granted in 2018 for the performance period ended December 31, 2020, which Mr. Grady held, vested at approximately 78% of target and were settled in early 2021.

Other Benefits

Our named executive officers are eligible to participate in the same employee benefit plans available to all of our employees, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We pay membership dues for private clubs for one of our named executive officers as these memberships are intended to be used primarily for business entertainment purposes.

Outstanding Equity Awards at 2020 Year-End

The table below reflects the unexercised and unvested equity compensation awards that each of our named executives held as of December 31, 2020.

	Option Awards				Time-Based Restricted Stock Awards			Performance-Based Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares That Have Not Vested ($) (1)		Market Value of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Unearned Shares That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Wilkie S. Colyer, Jr.	—	—	—	—	—		—	156,315	(5)	357,961
								3,000,000	(6)	6,870,000
E. Joseph Grady	18,647	—	$60.33	2/17/21	14,025	(3)	32,117	1,050,000	(6)	2,404,500
					18,572	(4)	42,530
W. Farley Dakan	—	—	—	—	—		—	2,550,000	(6)	5,839,500

(1)	For events that could result in accelerated vesting or forfeiture of the awards, see the section entitled “Severance and Change in Control” below.
(2)	The market value of the unvested awards was determined using the closing price of our Common Stock on December 31, 2020 of $2.29 per share.
(3)	The restricted stock awards reflected vested on March 19, 2021.
(4)	Of these shares of restricted stock, 33% vested on each of March 8, 2020 and 2021, and 34% will vest on March 08, 2022.
(5)

The performance-based restricted stock units reflected were granted March 19, 2019 and vest at the end of a three-year performance period beginning January 1, 2019 and ending December 31, 2021. The actual number of shares that may ultimately be issued ranges from 0% to 300% of the original units granted depending upon the Company’s TSR performance as compared to the TSR of a select group of peers over the same period, and also considering the absolute TSR performance of the Company. We have reflected maximum levels within this table, although the number that will be eligible to vest cannot be determined until December 31, 2021.

(6)

The performance-based restricted stock units reflected were granted July 2, 2020 and vest at the end of a three-year performance period beginning January 1, 2020 and ending December 31, 2022. The actual number of shares that may ultimately be issued ranges from 0% to 300% of the original units granted depending upon the Company’s TSR performance as compared to the TSR of a select group of peers over the same period, and also considering the absolute TSR performance of the Company. We have reflected maximum levels within this table, although the number that will be eligible to vest cannot be determined until December 31, 2022.

Severance Benefits

We do not currently maintain any employment agreements. Each of our named executive officers are eligible for potential severance and change in control benefits as disclosed below pursuant to plans adopted after fiscal year end in April of 2021.

Change in Control Severance Plan

On April 28, 2021, the Company adopted the Contango Oil & Gas Company Change in Control Severance Plan (the “Change in Control Plan”), which provides “double trigger” severance payments and benefits to all employees including our named executive officers. The policy provides an eligible participant with certain payments and benefits in the event that the participant experiences a qualifying termination event within the 18-month period following a change in control. In the event that an eligible executive’s employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, our Chief Executive Officer and our President would become entitled to receive 250% and our Senior Vice President and Chief Financial Officer would become entitled to receive 200%, of the sum of the executive’s annual base salary and target annual cash bonus. In addition, the executive would receive (1) a prorated annual cash bonus for the year of termination based on actual performance; (2) Company-paid COBRA continuation coverage for up to 18 months following the date of termination; (3) reimbursement for up to $10,000 in outplacement services; and (4) any outstanding unvested performance-based equity awards held by the executive will remain outstanding and vest based on the greatest of (a) actual performance through the execution date of the definitive documentation governing the change in control, (b) actual performance through the date of the Participant’s termination of employment, or (c) the target number of shares granted under such performance-based equity award. The Change in Control Plan contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Code.

We believe these severance levels are comparable to those utilized by our peer group. We believe that our Change in Control Plan, including its requirement of a “double trigger,” provides suitable incentive for our officers to remain with the Company in the event of a potential change in control through the consummation of any such transaction. We further believe such an incentive is to the benefit of our stockholders as well as any potential purchaser in connection with a change in control transaction, as it helps to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction. The compensation “multipliers” among the different categories of our officers were established based upon information provided by an independent compensation consultant regarding both our peer group and the industry in general.

Executive Severance Plan

In addition to the Change in Control Plan, on April 28, 2021, the Company adopted the Contango Oil & Gas Company Executive Severance Plan (the “Severance Plan”), which provides severance payments and benefits to our named executive officers. The Severance Plan provides an eligible participant with payments and benefits in the event of involuntary termination without cause or other termination due to a good reason. In the event of such a qualifying termination under the Severance Plan, the participant would become entitled to receive in the case of our Chief Executive Officer and our President, 150%, and in the case of our Senior Vice President and Chief Financial Officer, 100%, of the sum of the participant’s annual base salary and target bonus. In addition, the participant would receive (1) a prorated annual cash bonus for the year of termination based on actual performance; (2) Company-paid COBRA continuation coverage for up to 18 months following the date of termination; (3) reimbursement for up to $10,000 in outplacement services; (4) all outstanding unvested time-based equity awards held by the executive will 100% accelerate and become exercisable or settle (as applicable); and (5) a pro-rated portion of any outstanding unvested performance-based equity awards held by the executive will remain outstanding and vest based on actual performance over the applicable performance period. We believe these severance levels are comparable to those utilized by our peer group. The compensation “multipliers” among the different categories of our officers were established based upon information provided by an independent compensation consultant regarding both our peer group and the industry in general.

Equity Award Agreements

The award agreements governing the named executive officers’ equity awards also contain provisions that would govern accelerated vesting in connection with a change in control, in which case 100% of time-based restricted stock awards would vest upon a termination of employment without cause during the twelve month period immediately following a change in control. The time-based restricted stock grant agreements also provide for the accelerated vesting of such restricted stock awards in the event of a termination of employment without cause, for good reason or due to death or Disability (as such terms are defined in an applicable employment agreement with the participant).

HEDGING POLICY

The Company’s Insider Trading Policy—Preclearance prohibits any director of the Company, any officer of the Company or a Company subsidiary, and any additional persons the Company may designate as being subject to the policy, from engaging in hedging transactions involving our stock, such as zero-cost collars and forward-sale contracts.

DIRECTOR COMPENSATION

Director Compensation for 2020 (1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
B. A. Berilgen	$39,750	$108,868	$148,618
B. James Ford (1)	$32,000	$0	$32,000
John C. Goff	$31,000	$105,517	$136,517
Lon McCain	$41,500	$110,234	$151,734
Joseph J. Romano	$32,000	$108,992	$140,992

(1)

Wilkie S. Colyer, Jr. was not provided compensation for his services as a director during 2020. As such, he is not included in the table above. The compensation received by Mr. Colyer for his services to the Company is fully reported above in the Summary Compensation Table. Mr. Ford retired from the Board on June 8, 2020.

(2)	Reflects the amount of the annual retainer, committee retainers (as applicable) and meeting fees, which were paid in cash for the first and second quarters of 2020.
(3)

Represents the aggregate grant date fair value of shares of restricted Common Stock and fully vested share grants computed in accordance with FASB ASC Topic 718. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. Each of our then serving non-employee directors received an award of 38,062 restricted shares on June 26, 2020. Our non-employee directors each also received a grant of fully vested shares on November 4, 2020 as payment for accrued retainers and fees for the third quarter of 2020, which value is included in the table above. Similar share grants were made on January 14, 2021 as payment for accrued retainers and fees for the fourth quarter of 2021, which although considered 2020 compensation by the Company, will be reported in the 2021 director compensation table. The following table sets forth the number of outstanding equity awards of each of our directors as of December 31, 2020.

Director	Outstanding Shares of Stock That Have Not Vested as of December 31, 2020
B. A. Berilgen	38,062
B. James Ford	0
John C. Goff	38,062
Lon McCain	38,062
Joseph J. Romano	38,062

Retainer/Fees and Equity Compensation

Pursuant to our non-employee director compensation plan (the “Plan”), each non-employee director is entitled annually to a $50,000 retainer and up to $110,000 in restricted stock, subject to a one-year vesting period, adjusted for partial periods of service. The number of shares awarded in 2020 was determined based on the volume weighted average price of our Common Stock on the five trading days prior to June 8, 2020, which was the date of our 2020 Annual Meeting when such directors were re-elected to the Board. The Plan requires that directors maintain ownership of at least fifty percent of the stock granted to them within the last three calendar years. Additional annual cash retainer fees are paid to the chairman of the Audit Committee ($15,000), the chairman of the Compensation Committee ($10,000) and the chairman of the Nominating Committee ($9,500).

Meeting attendance fees of $1,000 are accrued for each board and committee meeting attended in person or telephonically. The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

For the third and fourth quarters of 2020, the Board approved payment of the proportionate amount of the annual retainer, chairman retainers and meeting fees in quarterly installments of vested stock, valued based on a volume weighted average price over the 5 trading days prior to grant, in lieu of cash compensation to further provide liquidity to the Company.

Beginning in 2021, the annual retainer will be increased such that each non-employee director will be entitled annually to a $65,000 cash retainer and up to $125,000 in restricted stock, subject to a one-year vesting period, adjusted for partial periods of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2020 an employee, or is or ever has been an officer, of the Company or its subsidiaries, except for Mr. Romano serving as interim President and Chief Executive Officer of the Company from November 2012 to October 1, 2013. No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers serve as a member of the Company’s Board or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has adopted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions as defined under Item 404 of Regulation S-K. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our code of ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

Transactions

Olympic Energy Partners. Mr. Joseph J. Romano was elected President and Chief Executive Officer of the Company in November 2012 and named Chairman of the Company in April 2013, which role he retained until 2019. Upon the Crimson Merger on October 1, 2013, Mr. Romano resigned as President and Chief Executive Officer, but continued as Chairman of the Board until 2019 and has continued to serve as a Director of the Company. Mr. Romano is also the President and Chief Executive Officer of Olympic Energy Partners LLC (“Olympic”), in which he owns a minority interest.

Prior to the Crimson Merger, Olympic participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify its working interest (“WI”) and net revenue interest (“NRI”). Olympic last participated with the Company in the drilling of wells in March 2010, and its ownership in Company-operated wells is limited to our Dutch and Mary Rose wells.

As of December 31, 2020, Olympic owned the following interests in the Company’s offshore wells.

	WI	NRI
Dutch #1 – #5	3.53%	2.84%
Mary Rose #1	3.61%	2.70%
Mary Rose #2 – #3	3.61%	2.58%

Below is a summary of payments received from (paid to) Olympic in the ordinary course of business in our capacity of operator of the wells and platforms for 2020. The Company made and received similar types of payments with other well owners (in thousands):

2020
Revenue payments as well owner	$671
Joint interest billing receipts	$(248)

As of December 31, 2020, the Company’s consolidated balance sheets reflected the following balances related to Olympic (in thousands):

December 31, 2020
Accounts receivable:	$24.1
Joint interest billing
Amounts Payable:	—
Royalties and revenue payable	$50.0

Mid-Con Energy Partners, LP

As previously disclosed, on January 21, 2021, the Company completed the merger (the “Mid-Con Merger”) of Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con”) with and into Michael Merger Sub LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of October 25, 2020 (the “Merger Agreement”), by and among Contango, Merger Sub, Mid-Con and Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of Mid-Con (“Mid-Con GP”). Pursuant to the Merger Agreement, each common unit representing limited partner interests in Mid-Con (“Mid-Con Common Units”) issued and outstanding immediately prior to the effective time of the Mid-Con Merger (the “Effective Time”) (other than Mid-Con Common Units held in Mid-Con’s treasury or held by the Mid-Con GP immediately prior to the Effective Time) was converted automatically into the right to receive 1.7500 shares of our Common Stock, with cash paid in lieu of the issuance of any fractional shares of Common Stock. Mr. Goff, a member of our Board, was a significant unitholder of Mid-Con, Mr. Colyer, our Chief Executive Officer, was a member of Mid-Con’s board of directors, Mr. Roller, our Senior Vice President and Chief Operating

Officer, was formerly President and Chief Operating Officer of Mid-Con GP, and Mr. McLawhorn, our Senior Vice President, General Counsel and Corporate Secretary, formerly served as Vice President, General Counsel and Corporate Secretary of Mid-Con GP. Immediately prior to the conversion, these individuals beneficially owned Mid-Con Common Units. Accordingly, at the closing of the Mid-Con Merger, these individuals (or their affiliates, as applicable) that received the shares of our Common Stock set forth in the table below in exchange for Mid-Con Common Units beneficially owned by individual. The closing price of our Common Stock on the date of the Mid-Con Merger was $2.85.

Name	Shares
John C. Goff	10,929,878
Wilkie S. Colyer, Jr.	2,100
Chad Roller	9,275
Chad McLawhorn	7,973

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors. Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of Messrs. Goff, Romano, Colyer, Berilgen and McCain and Mses. Pasque and Simon for election as directors to serve until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director. Mses. Pasque and Simon were identified by industry contacts and other directors Each nominee is currently a director. Each of Messrs. Goff, Romano, Colyer, Berilgen and McCain was previously elected to our Board by our stockholders in 2020 and is a director nominee for re-election at the Annual Meeting. Each of Mses. Pasque and Simon was appointed to the Board in 2021 and is a director nominee for re-election at the Annual Meeting. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of April 21, 2021, of our current directors. Each of Messrs. Romano, Colyer, Berilgen, McCain and Goff and each of Mses. Pasque and Simon is a director nominee for election at the Annual Meeting.

Name	Age	Position	Director Since
John C. Goff	65	Director	2018
Wilkie S. Colyer, Jr.	36	Chief Executive Officer and Director	2018
B.A. Berilgen	72	Director	2007
Lon McCain	73	Director	2013
Janet Pasque	63	Director	2021
Joseph J. Romano	68	Director	2012
Karen Simon	62	Director	2021

John C. Goff Mr. Goff was elected to the Board on August 14, 2018, bringing to our Board investment and financial acumen, including expertise in analyzing opportunities, risks and strategy in investments in various industries, including energy investments, and providing guidance regarding corporate governance matters. Mr. Goff was elected as Non-Executive Chairman of the Board on October 18, 2019. Mr. Goff leads a private investment operation based in Fort Worth, Texas. Mr. Goff co-founded Crescent Real Estate with Richard Rainwater in the early 1990’s, designing the strategy and orchestrating the acquisitions leading to its initial public offering (NYSE) in May 1994. Under his leadership as CEO, Crescent grew from approximately $500 million at its IPO to $6.5 billion upon its sale to Morgan Stanley in August 2007. Crescent provided its shareholders a 15.4 percent compounded annual return including more than $2.5 billion in cash dividends during its 13 years as a public company. In November 2009, Mr. Goff reacquired Crescent in a partnership with Barclays Capital, and in December 2017 he purchased Barclays’ interest to become the principal owner of Crescent Real Estate and its subsidiaries. Crescent currently has assets under management, development and investment capacity of more than $4 billion. Mr. Goff first joined Mr. Rainwater in 1987, investing in public securities, private equity, and distressed debt in a variety of industries, including oil and gas, health care, insurance, and banking. This background led Mr. Goff to establish his family office, Goff Capital, in 2009. Goff Capital is presently focused on investments in aerospace, energy, entertainment, real estate and wellness. Mr. Goff graduated from The University of Texas at Austin and is a member of McCombs Business School Hall of Fame. He was named EY Entrepreneur of the Year for the Southwest Region in 2014 and more recently, was inducted to the North Texas Real Estate, the Dallas Business and the Fort Worth Business Halls of Fame.

Mr. Goff is considered an independent director, per the bright line standards for independence under the NYSE American Rules, and therefore qualifies for consideration for membership on the Nominating Committee, but he does not meet the heightened standards of independence for consideration for membership on the Compensation or Audit Committees due to his beneficial ownership of approximately 24% of Company shares, through various partnerships he controls, combined with his business relationship with Mr. Colyer, who holds a minority interest in several partnerships that Mr. Goff controls. In such scenarios, it is assumed under SEC (and NYSE) guidelines that such relationship would interfere with the exercise of his judgment independent from management and th e Company in impartially fulfilling his duties on those committees.

Wilkie S. Colyer, Jr. Mr. Colyer currently serves as the Company’s Chief Executive Officer and as a director. Mr. Colyer was employed by Goff Capital, the family office of John C. Goff, from 2007 until August 2018, most recently concurrently serving as Principal for Goff Capital, Inc. and as Senior Vice President, Investments of Goff Focused Strategies LLC, an exempt reporting advisor with the SEC and the State of Texas. Mr. Colyer was responsible for the firms’ energy investing and held a material role in public and private investments in sectors including financial services and real estate, among others. Mr. Colyer served on the Board of Directors of Mid-Con Energy Partners, LP until June 2020 and formerly served on the Board of Directors of Resolute Energy Corporation. Mr. Colyer received a Bachelor of Arts in Economics from the University of Texas at Austin. Mr. Colyer holds the Chartered Financial Analyst (“CFA”) designation and is a member of the CFA Society of Dallas-Fort Worth. As our President and Chief Executive Officer, Mr. Colyer gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies.

B.A. Berilgen Mr. Berilgen was appointed a director of the Company in July 2007. Mr. Berilgen has served in a variety of senior positions during his 45-year career. Most recently, he was Managing Director, Head of Upstream Business, at Castleton Commodities International, LLC, a privately held global merchant firm, from February 2013 to February 2015, when he retired. Prior to that he served as Chief Executive Officer of Patara Oil & Gas LLC from April 2008 to February 2013. Prior to that, he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then served as an independent consultant to various oil and gas companies from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972. Mr. Berilgen’s skills in business and financial matters, as well as his breadth of oil and gas technical expertise and experience, make him a valuable addition to the Board.

Lon McCain Mr. McCain was elected to the Board on October 1, 2013 following the closing of the Crimson Merger. Mr. McCain was previously a member of Crimson’s Board of Directors from June 2005 until the closing of the Crimson Merger. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc., an independent oil and gas exploration and production company, when he retired. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004.

He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of the Company’s business environment, which he has gained through his long career in the oil and gas industry. Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.

Janet Pasque

Ms. Pasque became a director in April 2021. Ms. Pasque served as an officer of Resolute Energy Corporation and its predecessor entities from 2004 to December 2010, and was in charge of the land and business development functions at Resolute. From 2003 until the founding of the Resolute’s predecessor entity in 2004, Ms. Pasque served as a land consultant to multiple oil and gas companies. From 1993 until the acquisition of the company in 2001, Ms. Pasque was a Vice President of HS Resources where she had responsibility for the land department and joint responsibility for the company’s exploration activities. Following the acquisition of HS Resources by Kerr-McGee in 2001 until 2003, Ms. Pasque managed the land functions at Kerr-McGee Rocky Mountain Corp. From 1989 until joining HS Resources in 1993, Ms. Pasque was a consultant to a privately funded drilling venture focused on exploration in the Rocky Mountain region. Ms. Pasque also worked for Champlin Petroleum Company from 1982 to 1989 and for Texaco Inc. from 1980 until 1982, focused on land acquisitions and drilling agreements in California, Alaska and the Rocky Mountain region. Ms. Pasque has served as a director of Legacy Reserves since January of 2021, and she previously served as a director of Resolute from August of 2017 until the sale of the Company in March of 2019. Ms. Pasque received a B.S. in Business Administration with a concentration in Finance and Real Estate from Colorado State University. Ms. Pasque’s experience in the energy industry makes her a valuable addition to the Board.

Joseph J. Romano Mr. Romano became a Director in November 2012, after the Company’s founder, Mr. Kenneth R. Peak, received a medical leave of absence. Upon Mr. Peak’s passing in April 2013, Mr. Romano was elected Chairman of the Board, which role he retained until 2019. Mr. Romano also served as the Company’s President and Chief Executive Officer from November 2012 until October 1, 2013. Mr. Romano has worked in the energy industry since 1977, and assisted Mr. Peak in founding the Company in 1999. Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Energy Company until its sale in 2005. He currently also serves in various capacities in Zilkha-affiliated companies. He has been President and Chief Executive Officer of Olympic Energy Partners, an oil and gas company, since 2005 (which owns working interests in Contango’s Dutch and Mary Rose fields), President and Chief Executive Officer of ZZ Biotech, a clinical stage company developing biologic treatments, from 2006 through 2018 and Executive Chairman since 2006, and Vice President and Director of Laetitia Vineyards and Winery, a winery, since 2000. Mr. Romano also served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He earned his Bachelor of Arts in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois. Mr. Romano brings to the Board his extensive historical knowledge about the Company, as well as his broad oil and gas management experience and corporate governance expertise.

Karen Simon

Ms. Simon became a Director in April 2021. Ms. Simon previously served as Vice Chairman, Investment Banking, at JPMorgan before retiring in December 2019. Over her 36 year banking career, she held a number of leadership positions, including Global Co-Head of Financial Sponsor Coverage, providing M&A and capital raising investment banking services to private equity funds; Co-Head of EMEA Debt Capital Markets and Head of EMEA Oil & Gas coverage, both in London, and most recently she founded JPMorgan’s Director Advisory new client group focused on providing advice to public company Directors. Ms. Simon is currently a director of two European public companies; one of which she Chairs, Energean plc in London (LON: ENOG), and Aker ASA in Oslo (OSL: AKER). Energean is an E&P company focused on natural gas resources in the eastern Mediterranean. In partnership with the CEO, she is advancing the company’s growth strategy and energy transition while building critical governance and compliance frameworks since Energean’s IPO in March of 2018. She is a member of Remuneration committee and Chairs the Nomination & Governance committee. Ms. Simon has served as a Non-Executive Director of Aker ASA since April 2013. Aker controls a number of industrial investments and is a leading Norwegian player in the energy transition space with recent entries into carbon capture, offshore and onshore wind power, and clean hydrogen production, plus a number of digital software offerings for industrial applications. During her career at JPMorgan, she was cited several times as one of the “100 Most Influential Women in Finance in Europe, Middle East and Africa” and was named the 2010 and 2011 “Female Private Equity Advisor of the Year” by Financial News.

Ms. Simon received dual graduate business degrees in 1983: an MBA from Southern Methodist University in Dallas and a Master of International Management from the American Graduate School of International Management (Thunderbird) in Arizona. Earlier, she graduated from the University of Colorado, earning a Bachelor of Arts cum laude in Economics. Ms. Simon’s extensive career in investment banking make her a valuable addition to the Board.

There are no family relationships between any of our directors and executive officers. Except for the Cooperation Agreement, dated as of August 14, 2018, and included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2018, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since 2002. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. If the selection is not ratified, the Audit Committee may continue to retain Grant Thornton LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Grant Thornton LLP will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by Grant Thornton LLP for the fiscal years ended December 31, 2020 and December 31, 2019.

	Year Ended December 31
	2020	2019
Audit Fees (1)	$787,000	$926,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	—	—

Total	$787,000	$926,000

(1)

Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements the fiscal years ended December 31, 2020 and December 31, 2019.

(2)

There are no other fees for services rendered to us by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended December 31, 2020 or December 31, 2019.

The Audit Committee pre-approved all of Grant Thornton LLP’s fees for the 2020 and 2019 fiscal years through a formal engagement letter. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the applicable compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in this Proxy Statement under “Executive Compensation,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;

•	reflect long-term corporate and individual performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

•	be externally competitive and internally equitable;

•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

•	reinforce the values we express in our code of ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including restricted stock and performance based restricted stock unit awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Executive Compensation section, including the applicable compensation tables and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. We currently hold advisory votes to approve our named executive officer compensation on an annual basis and expect our next vote to be held at our 2022 Annual Meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING APPLICABLE COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE ABOVE.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Contango Oil & Gas Company to assist the Board in fulfilling its oversight responsibilities relating to Contango Oil & Gas Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Contango Oil & Gas Company’s financial reports. The Audit Committee manages Contango Oil & Gas Company’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Contango Oil & Gas Company’s audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB. The Audit Committee discussed with Grant Thornton LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to Contango Oil & Gas Company by Grant Thornton LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in Contango Oil & Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE,

Lon McCain (Chairman) B.A. Berilgen Joseph J. Romano

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 21, 2021 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2021 by that stockholder are deemed outstanding.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of April 21, 2021.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent
John C. Goff (3)	48,406,233	24.3%
DWS Growth Capital LP(4)	15,091,560	7.6%

Directors and Executive Officers	Amount and Nature of Beneficial Ownership (2)	Percent
Directors
John C. Goff(3)(6)	48,406,233	24.3%
Joseph J. Romano	155,294	*
Lon McCain	138,205	*
B. A Berligen	127,168	*
Janet Pasque	-	*
Karen Simon	-	*
Named Executive officers
Wilkie S. Colyer, Jr. (5)	1,073,256	*
W. Farley Dakan (6)	3,560,000	1.8%
E. Joseph Grady	251,044	*
All Current directors and executive officers as a group (11 persons)	53,728,448	27.0%

*	Denotes less than 1% of class beneficially owned.
(1)	Unless otherwise noted, the stockholder’s current address is 111 E. 5th Street, Suite 300, Fort Worth, Texas 76102.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2021, 2020 are deemed outstanding. Applicable percentages are based on 199,273,482 shares outstanding on April 21, 2021. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Based upon his Schedule 13D/A filed with the SEC January 22, 2021. Includes 12,067,617, shares of common stock held by John C. Goff 2010 Family Trust (the “Goff Family Trust”), 10,144,020 shares of common stock held by Goff MCF Partners, LP (“Goff MCF”), 8,632,710 shares of common stock held by JCG 2016 Holdings, LP (“Holdings”), 3,026,664 shares of common stock held by Goff Family Investments, LP (“Goff Investments”), 372,890 shares of common stock held by Kulik Partners, LP (“Kulik”), 3,038,705 shares of common stock owned by Goff MCEP Holdings, LLC (“Goff MCEP”), 4,768,317 shares of common stock beneficially owned by Goff MCEP II, LP (“MCEP II”), 2,445,290 shares of common stock owned by Goff Focused Energy Strategies, LP (“Goff Energy”), 261,957 shares of common stock owned by Goff Family Foundation (“Goff Foundation”) and 3,636,404 shares of common stock owned by John C. Goff directly. As general partner of Goff Investments and manager of Goff MCEP, Goff Capital, Inc. (“Goff Capital”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the common stock directly held by Family Investments and Goff MCEP. As general partner of Goff MCF, GFS Contango GP, LLC

(“GFS Contango”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the common stock directly held by Goff MCF. As general partner of MCEP II, GFS MCEP GP, LLC (“GFS MCEP”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the common stock directly held by MCEP II. As general partner of Goff Energy, GFS Energy GP, LLC (“GFS Energy”) may be deemed to have the power or shared power to vote or direct the vote of and the power or shared power to dispose or direct the disposition of the common stock directly held by Goff Energy. As managing member of GFS Contango, GFS MCEP and GFS Energy, (“GFS Management, LLC”) GFS Management may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the Common Stock directly held by Goff MCF, MCEP II, and Goff Energy. As managing member of GFS Management, GFS may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the Common directly held by Goff MCF, MCEP II, and Goff Energy. As controlling equity holder of GFS, GFT may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the common stock held by Goff MCF, MCEP II, and Goff Energy. As managing member of GFT and controlling equity holder of Goff Capital and JCG 2016 Management, LLC (“Holdings GP”), Goff Family Trust may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the Common Stock directly held by Goff MCF, Holdings, Goff Investments, Goff MCEP, MCEP II, Goff Energy, and Goff Family Trust. As Chief Executive Officer of Goff Capital, a manager of Kulik GP, LLC (“Kulik GP”), manager and Chief Executive Officer of GFS, sole board member of Goff Foundation, and as sole trustee of Goff Family Trust, John C. Goff may be deemed to have the shared power to vote or direct the vote of and the shared power to dispose or direct the disposition of the shares of common stock directly held by Goff MCF, Holdings, Kulik, Goff Family Trust, Goff Investments, Goff MCEP, MCEP II, Goff Energy, Goff Foundation and indirectly through a SEP IRA, of which Mr. Goff is the beneficiary. John C. Goff’s address is 500 Commerce Street, Suite 700, Fort Worth, TX 76102.

(4)

Based on Schedule 13G filed with the SEC on November 6, 2020. Includes 5,000,000 shares held by DWS Growth Capital LP (“DWSGC”), 5,000,000 shares held by Avondale Growth Capital LP (“AGC”), 3,000,000 shares held by DWS Capital LP (“DWS Capital”), and 2,091,560 shares held by JWS Investment Partnership LP (“JWSIP”). DS Investments GP LLC (“DSGP”) is the general partner of DWSGC and DWS Capital. KLS GP LLC (“KLSGP”) is the general partner of AGC. Schnitzer WRI GP LLC (“WRI”) is the general partner of JWSIP. Ken L. Schnitzer, Jr. is the Manager of KLGP. Douglas W. Schnitzer (together with DWSGC, AGC, DWS Capital, JWSIP, DSGP, KLSGP, WRI and Ken L. Schnitzer, Jr., the “Group”) is the Manager of DSGP and WRI. The Group may be deemed a “group” for purposes of Section 13 of the Exchange Act and has shared voting and dispositive power with respect to all shares beneficially owned by the Group. The Group’s address is 11 Greenway Plaza, Suite 3100, Houston, Texas 77046.

(5)	Includes 171,633 shares held directly, 693,556 shares held by Colyer Holdings, LP, 207,467 shares held by CCC Resources Ltd. and 600 shares held by Peyton E Colyer UTMA.
(6)	Includes 3,500,000 held by Will Energy Corporation, which is owned 100% by Mr. Dakan.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2022 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2022 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than January 18, 2022.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders other than by means of inclusion in our proxy materials, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2022 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2021 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2022 Annual Meeting of Stockholders, it should be properly submitted to us no later than April 1, 2022 and no earlier than March 2, 2022.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include, among other things, the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see our bylaws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2022 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before April 3, 2022, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after April 3, 2022, and the matter nonetheless is permitted to be presented at the 2022 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our Company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2020, but not including exhibits, is available at www.contango.com. A copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Investor Relations department, at 111 E. 5th Street, Suite 300, Fort Worth, Texas 76102, or call at (817) 529-0059.

CONTANGO OIL & GAS COMPANY 111 E. 5th Street, Suite 300 Fort Worth, Texas 76102

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCF2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy card must be received by June 29, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D54047-P57484                      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTANGO OIL & GAS COMPANY

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. John C. Goff		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3		For	Against	Abstain
1b. Wilkie S. Colyer, Jr.		☐	☐	☐	2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2021 fiscal year.		☐	☐	☐
1c. B.A. Berilgen		☐	☐	☐
1d. Lon McCain		☐	☐	☐	3. Approval, on an advisory basis, of the compensation of our named executive officers.		☐	☐	☐
1e. Janet Pasque		☐	☐	☐
1f. Joseph J. Romano		☐	☐	☐
1g. Karen Simon		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D54048-P57484

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR

June 30, 2021

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a TEXAS corporation hereby appoint(s) Wilkie S. Colyer, Jr. and E. Joseph Grady as Proxies, with the power to appoint a substitute and hereby authorize(s) each of them to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held exclusively online via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/MCF2021 on Wednesday, June 30, 2021 at 8:00 a.m. Central Time, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. THE PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side